EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed below of our report dated March 31, 2003, with respect to the consolidated financial statements of ReGen Biologics, Inc., included in this Annual Report (Form 10-K/A) for the year ended December 31, 2002.

1) No. 333-88745
2) No. 333-88747
3) No. 333-36423
4) No. 333-36425
5) No. 333-23731
6) No. 333-23749
7) No. 333-04106

/s/ Ernst & Young LLP
Baltimore, Maryland April 14, 2003